Exhibit 10.2

PSTN SERVICES ATTACHMENT

This Public Switched Telephone Network ("PSTN") Services Attachment (this "Services Attachment" or "SA") is entered into this 23rd day of June, 2015 (the “SA Effective Date”) by and between Inteliquent, Inc., a Delaware corporation having its principal place of business at 550 West Adams Street, Suite 900, Chicago Illinois 60661 (“Provider”), and T-Mobile USA, Inc., a Delaware corporation having its principal place of business at 12920 SE 38th St., Bellevue, WA 98006 (“T-Mobile”). Provider and T-Mobile are referred to collectively as the “Parties,” and each individually as a “Party.”

This SA, which consists of these terms and conditions and any attached exhibits or schedules, is made part of the Master Services Agreement between Provider and T-Mobile dated as of June, 2015 (the “GTCs”), and the terms of the GTCs are incorporated herein by this reference in accordance with the requirements of the GTCs. All capitalized terms used but not otherwise defined in this SA have the same meaning as the capitalized terms have in GTCs.

1.	Inapplicable Sections of the GTCs.
A.	The following Sections of the GTCs or Schedules, as applicable, do not apply to this SA:
i.	Section 4.7(e) (Failure to Meet Transition Milestones);
ii.	Section 4.7(f) (Termination by T-Mobile for Cause);
iii.	Section 13.5 (Transfer of T-Mobile Personnel);
iv.

Section 14 (Software and Proprietary Rights); provided, however, that Section 14.8 (Ownership of Non-Software Materials), Section 14.9 (Works Made for Hire), Section 14.10 (Residual Knowledge), and Section 14.13 (License to Services) each individually apply to this SA;

v.	Section 15.4(b)(i) (Provider Facilities);
vi.	Section 15.5 (Procurement of Equipment and Software);
vii.	Section 15.6 (Disposal of Equipment); and
viii.	Sections 13.1, 13.2, 13.3 and Appendix F-2 of Schedule 8 (Governance).
B.	The following Sections of the GTCs or Schedules, as applicable, do not apply to this SA during the Initial Term:
i.	Section 8.2 (Benchmarking) and Schedule 5; and
ii.	Section 10.6 (Adjustment of Service Levels).

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

C.

The following Sections of the GTCs will apply to this SA only to the extent that the Parties create one or more of the Schedules referred to in each individual Section. As of the SA Effective Date, the Parties hereby expressly agree that no such Schedules have been created for the purposes of this SA:

i.	Section 15.1 (Third Party Contracts);
ii.	Section 15.2 (Assigned Contracts);
iii.	Section 15.7 (Required Consents);
iv.	Section 16.7 (Third Party Contracts); and
v.	Section 16.12 (Deliverables).
2.	Services. Commencing on the applicable start dates set forth herein, Provider shall provide to T-Mobile the following Services:
A.

PSTN Services that route inbound and outbound PSTN traffic on behalf of T-Mobile through Provider's platform rather than through the equal access or local tandems of third party carriers for the purpose of:

i.

Terminating outbound PSTN traffic that originates and terminates within the same Major Trading Area, as defined in 47 C.F.R. 51.707(b)(2), ("MTA") on T-Mobile's behalf in all Local Access and Transport Areas ("LATAs") within the United States where T-Mobile has assigned telephone numbers as of the SA Effective Date ("Outbound IntraMTA Service"). If, at any time during the Term, T-Mobile subsequently assigns telephone numbers in LATAs in the United States where it does not operate as of the SA Effective Date (“New LATA”), the Parties will jointly create a plan to deploy the Outbound IntraMTA Service in any such new LATA(s) within the schedule agreed upon in such plan;

ii.

Terminating outbound PSTN traffic that originates and terminates in different MTAs on T-Mobile's behalf in all LATAs in the contiguous United States, Alaska, Hawaii and Puerto Rico ("Outbound InterMTA Service");

iii.	Delivering outbound toll-free PSTN traffic on T-Mobile's behalf to the appropriate interexchange carrier ("IXC") in all LATAs where T-Mobile has assigned telephone numbers ("Outbound 8YY Service");
iv.

Accepting inbound PSTN traffic that originates from third party providers and terminates within the same MTA on T-Mobile's behalf and delivering such traffic to the POI designated by T-Mobile in Schedule 1 (Points of Interconnection) ("Inbound IntraMTA Service") in all LATAs where T-Mobile has assigned telephone numbers; provided, however, that, if requested by T-Mobile at any time during the Term, Provider shall deploy the Inbound IntraMTA Service in any New LATA pursuant to an implementation plan that is jointly agreed upon by the Parties that is as short as reasonably possible but no longer than six (6) months; and

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

v.

Accepting inbound PSTN traffic that originates from third party providers and terminates in different MTAs on T-Mobile's behalf and delivering such traffic to the POI designated by T-Mobile in Schedule 1 (Points of Interconnection). Inbound InterMTA Service includes both (i) InterMTA traffic that an IXC delivers to a Provider tandem, which traffic Provider then terminates to T-Mobile (“Inbound Tandem IXC Service”) and (ii) InterMTA traffic that Provider (acting as an IXC) terminates to T-Mobile ("Inbound Wholesale Service").

vi.

Each service listed above individually is a “Service” and they collectively are the “Services.” The Parties acknowledge and agree that the initial implementation of the Services to the ILECs shall rely upon T-Mobile’s interconnection agreements (“ICAs”).

B.	None of the Services include the provision of 911, 811, 411, 9XX, 311, 611, 500, Directory Assistance, or similar call types.
3.

Traffic Commitments and Exclusivity. T-Mobile will use the Services for [* * *] of the origination and termination of PSTN traffic that does not meet the definition of Excluded PSTN Traffic; provided, however, that T-Mobile may, in its sole discretion, use the Services for the origination and termination of Excluded PSTN traffic.

A.	“Excluded PSTN Traffic” means all calls:
i.	that are not end user customers of T-Mobile;
ii.	for which applicable Law prohibits, or restricts, T-Mobile from routing through, or solely through, Provider;
iii.	during any Transition Period;
iv.	during any Probation Period;
v.	while Provider is providing T-Mobile with Termination Assistance Services;
vi.	originated by end users of T-Mobile that have arranged for alternative methods of call origination or termination;
vii.

for any period in which Provider is, temporarily or permanently, unwilling or unable to meet the applicable Service Levels, including, but not limited to, calls during any Force Majeure Event or calls during any event that generates overflow traffic;

viii.	routed pursuant to a contract [* * *]; T-Mobile elects to continue following a Service discontinuation pursuant to Section 12.B.ii(4) of this SA; or
ix.	routed pursuant to a Peering Agreement between T-Mobile and any third party. For purposes of this SA, “Peering Agreement” means [* * *].
4.	Connectivity and Infrastructure Requirements.
A.	On the Provider’s side of the POI, Provider shall, at its sole cost and expense, establish, maintain, and manage all circuits, hardware, software and services necessary for the provision

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and use of the Services, including, but not limited to, (i) connectivity between Provider and third parties and (ii) connectivity from Provider’s facilities to the T-Mobile Points of Interconnection (“POIs”) set forth in Schedule 1 (Points of Interconnection). Based on the need to accommodate additional traffic volumes  the Parties will mutually agree to add new POIs, remove one or more POI(s) or change the location of existing POIs.

i.

Provider shall, at each POI, establish, maintain, and manage fully redundant [* * *] circuits that are capable of meeting the Service Levels despite the simultaneous failure of three (3) POIs, and, for the [* * *] circuits, utilization will be maintained at [* * *] or less at peak busy hours.

B.

Provider shall ensure that all Services are capable of handling [* * *] more than the [* * *] percentile of traffic volume in a given week adjusted for seasonal impacts over the year with no more than [* * *] utilization in the event of a failure of one or more POIs. T-Mobile and Provider shall provide to each other their respective Network Operation Center (“NOC”) information, trouble reporting procedures, contact information and escalation procedures, and attach such information and procedures at Schedule 2 (Provider NOC Information, Trouble Reporting Procedures, Contact information and Escalation Procedures) and Schedule 3 (T-Mobile NOC Information, Trouble Reporting Procedures, Contact information and Escalation Procedures). In the event of a conflict between any Provider procedure and any T-Mobile procedure, the Parties shall follow the T-Mobile procedure; provided, however, that, upon request by Provider, the Parties shall negotiate in good faith to address any such conflicts.

C.

As soon as reasonably possible, but no later than ninety (90) days after T-Mobile has provided the Service Acceptance Notice, defined in Section 5 (Trial) of this SA below, of the last Service remaining in the Trial, and agreed to be fully bound by this SA for the remainder of the Term, Provider shall complete the upgrades necessary to meet the requirements of the Service Levels, at each of the POIs listed in Schedule 1 (Points of Interconnection) as of the SA Effective Date.

5.

Trial. Beginning on June 2, 2015, the Parties initiated a trial pursuant to a Letter of Intent (“LOI”) that will continue pursuant to this SA in order for Provider to provide T-Mobile with: (a) Inbound IntraMTA Service from (i) third parties with which Provider is directly connected and (ii) the applicable incumbent local exchange carriers (“ILECs”), (b) Inbound InterMTA Service, (c) Outbound IntraMTA Service; provided, however, that Outbound IntraMTA Service traffic sent to the applicable ILECs will be provided under T-Mobile ICAs, Outbound InterMTA Service and Outbound 8YY Service (“Trial”) throughout (i) [* * *], (ii) [* * *], and (iii) [* * *] (collectively, the "Trial Services"), and to provide such Trial Services to T-Mobile during the Trial; provided, however, that Provider shall endeavor to meet the SLAs during the Trial but will not be subject to Service Credits for any failure to meet any SLAs during the Trial. As part of the Inbound InterMTA Service, T-Mobile has designated Provider in the LERG as T-Mobile’s Feature Group D Tandem. For Outbound InterMTA Service during the Trial, Provider shall, with the assistance of T-Mobile, install two trunk groups for such Outbound InterMTA Service (the “Trunks”), each with the capacity limited to [* * *] sessions per trunk group delivered to an existing POI designated by T-Mobile for each of the Trunks; provided further, however, that T-Mobile will only send Outbound InterMTA Service traffic that is generally consistent with its overall retail traffic origination profile (e.g., no disproportionate traffic to high cost codes) over the Trunks. As soon as the Trunks are in place, T-Mobile may use Outbound InterMTA Service. During the Trial, T-Mobile may not send more than [* * *] of Outbound 8YY Service.

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A.	End of Trial. The Trial for each individual Service will end ("End of Trial Date") upon the earliest of:
i.

[* * *] ("Expiration of Trial") if T-Mobile has not previously provided Provider with a Service Acceptance Notice (as defined below) or a Service Rejection Notice (as defined below) with respect to any individual Service, upon which date T-Mobile will be deemed to have provided notice in writing of the acceptance of all Services (“Service Acceptance Notice”); provided, however, that T-Mobile must provide the Service Acceptance Notices or Service Rejection Notices for Outbound 8YY Service and Outbound InterMTA Service on the same date;

ii.

The date upon which T-Mobile provides Provider with a Service Acceptance Notice for any individual Service, which T-Mobile may, in its sole discretion, provide to Provider at any time during the Trial; and

iii.

The date upon which T-Mobile notifies Provider in writing of the rejection of Service ("Service Rejection Notice"), which T-Mobile may, in its sole discretion, provide to Provider at any time during the Trial, in which case T-Mobile may, in its sole discretion, terminate this SA without any liability or further commitment by T-Mobile to Provider under this SA.

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

B.	Billing for Trial. Notwithstanding anything to the contrary in this SA, Provider shall provide the Trial Services at the rates set forth in the following table.

Service	Rate or Credit
Inbound IntraMTA Service	[* * *] per Minute of Use
Outbound IntraMTA Service	See Schedule 5

Outbound 8YY Service Inbound Tandem IXC Service	ILEC Regions	Usage Sensitive Port Recovery Credit (per minute)
	Century Link/Qwest LEC areas	[* * *]
	Verizon LEC areas	[* * *]
	AT&T/Ameritech, Bell South and Pac Bell LEC areas	[* * *]
	AT&T/SWBT LEC areas	[* * *]
	All other areas not identified above	[* * *]

Outbound InterMTA Service	[* * *] per Minute of Use
Inbound Wholesale Service	[* * *] per Minute of Use

C.

If Provider incurs any unavoidable third-party costs (including amounts paid to third parties for equipment), not to exceed [* * *] as a result of the termination of one or more Services or the SA during the Trial ("Unavoidable Third Party Costs"), T-Mobile shall continue to purchase Outbound 8YY Services from the Provider at the rate set forth in this SA until the total payments for such Outbound 8YY Services pursuant to this SA exceed the total Unavoidable Third Party Costs; provided, however, that Provider shall take all commercially reasonable steps possible (a) to minimize the possibility of Unavoidable Third Party Costs when undertaking any cost, (b) to mitigate the amount of Unavoidable Third Party Costs upon receiving a Service Rejection Notice, and (c) to provide as much advanced written notice to Manoj Kumar as is reasonably possible of any approaching deadlines that create the possibility of Unavoidable Third Party costs.

6.

Term. The initial term of this SA shall be for a period of three (3) years commencing on the End of Trial Date (“Initial Term”). After the Initial Term, unless Provider provides written notice to T-Mobile terminating this SA at least ninety (90) days prior to the expiration of the Initial Term or any Renewal

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Term, this SA shall be renewed for two (2) successive one (1) -year renewal periods (each, a “Renewal Term”) upon T-Mobile’s exercise of its option to renew by delivering written notice of renewal to Provider at least thirty (30) days prior to the end of the Initial Term or the then current Renewal Term. The Initial Term and the Renewal Term are referred to collectively as the “Term.”

7.	Services Implementation.

Excluding all delays caused by any party not under Provider’s control, including but not limited to T-Mobile, an ILEC, CLEC, CMRS provider, or an IXC, or delays caused by a Force Majeure Event, Provider shall implement the Services in accordance with the following timeline (the "Implementation Timeline"); provided, however, that Provider shall seek to mitigate any delays caused by any third party.

A.

Beginning on the date upon which Provider receives the Service Acceptance Notice for one of the following Services, Provider shall commence implementing such Service and complete such implementation no later than [* * *] months after the SA Effective Date. For the purposes of this SA, implementation of the following Services will be complete when:

i.

Provider is capable of providing Outbound InterMTA Service in accordance with the requirements of this SA (T-Mobile projects the amount of this traffic to be [* * *] million minutes of use ("MOUs") per month as of the SA Effective Date); and

ii.

Provider is capable of providing Outbound 8YY Service in accordance with the requirements of this SA (T-Mobile projects the amount of this traffic to be [* * *] million MOUs per month as of the SA Effective Date).

B.

Beginning on the date upon which Provider receives the Service Acceptance Notice for one of the following Services, Provider shall commence implementing such Service and complete such implementation within [* * *]months. For the purposes of this SA, implementation of the following Services will be complete when:

i.

Provider is capable of providing Inbound Tandem IXC Service and Inbound Wholesale Service in accordance with the requirements of this SA (T-Mobile projects the amount of the traffic for these Services to be [* * *] million MOUs per month as of the SA Effective Date);

ii.

Provider is capable of providing Outbound IntraMTA Service and Inbound IntraMTA Service in accordance with the requirements of this SA (T-Mobile projects the amount of the traffic for these Services to be [* * *] million MOUs per month as of the SA Effective Date). As part of this implementation, Provider shall meet the following interim milestones:

(1)	Within [* * *] months after receipt of the Service Acceptance Notice, Provider shall be capable of handling [* * *] million MOUs;
(2)	Within [* * *] months after receipt of the Service Acceptance Notice, Provider shall be capable of handling [* * *] million MOUs;
(3)	Within [* * *] months after receipt of the Service Acceptance Notice, Provider shall be capable of handling [* * *] million MOUs; and

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(4)	Within [* * *] months after receipt of the Service Acceptance Notice, Provider shall be capable of handling [* * *] million MOUs.

For Outbound IntraMTA Service and Inbound IntraMTA Service traffic exchanged under the ICAs with ILECs, the implementation will begin [* * *] days after the commencement of the implementation of the Inbound Tandem IXC Service.

C.	Subject only to the limitations set forth in the first paragraph of Section 7, Provider shall:
i.

pay T-Mobile for each call that T-Mobile cannot originate using the Outbound InterMTA Service due to Provider's failure to meet the Implementation Timeline at a rate of [* * *] per MOU until Provider is capable of providing Outbound InterMTA Service in accordance with the requirements of this SA for one hundred percent (100%) of all calls that T-Mobile may seek to originate using such Outbound InterMTA Service;

ii.

reduce the total amount owed by T-Mobile to Provider on any invoice by [* * *] if Provider was not capable of providing Inbound InterMTA Service due to Provider's failure to meet the Implementation Timeline during the time period covered by such invoice; and

iii.

reduce the total amount owed by T-Mobile to Provider on any invoice by [* * *] if Provider was not capable of providing Outbound IntraMTA Service due to Provider’s failure to meet the Implementation Timeline during the time period covered by such invoice.

D.	Provider hereby acknowledges and agrees that the payments and credits for failing to meet the Implementation Timeline will not be deemed or construed to be liquidated damages.
E.

Notwithstanding any provision in the GTCs, payment by Provider of the amounts set forth in Section 7.C. will be T-Mobile’s sole and exclusive remedy for Provider's failure to meet the Implementation Timeline; provided, however, that T-Mobile may also, at its sole election, terminate any of the Services that Provider has failed to substantially implement by the deadline set forth in the Implementation Timeline if the Provider has not cured such failure within a time period that is [* * *] as long as the time period for implementation set forth in the Implementation Timeline (i.e., if the Implementation Timeline was [* * *] months, the cure period would be [* * *] months); provided, however, that T-Mobile must exercise is right to terminate under this Section 7.E. within thirty (30) days of the date upon which such termination accrued; provided further, however, that T-Mobile must terminate (i) both Outbound IntraMTA Service and Inbound IntraMTA Service if T-Mobile terminates Outbound 8YY Service pursuant to this Section; and (ii) Outbound InterMTA Service if T-Mobile terminates Inbound Tandem IXC Service pursuant to this Section.

8.	Routing and Signaling.
A.

Provider shall route all calls pursuant to industry standards, including, but not limited to, routing calls to the published codes in the Local Exchange Routing Guide (“LERG”) where applicable; provided, however, that, from time to time, T-Mobile may notify Provider of different routing than the published codes in the LERG, and within thirty (30) days of such notification, Provider shall route traffic using such codes as directed by T-Mobile.

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B.	Provider shall follow all industry standards, including, without limitation, those on signaling (Telcordia FR-15, FR-905, and GR-1100-CORE).
C.

Provider shall pass to the next provider all relevant signaling information that it receives from T-Mobile for outbound Services and pass to T-Mobile all relevant signaling information it receives from the provider handing the call to Provider. Provider will add to the signaling stream all information necessary for the inbound and outbound Service traffic to be routed, and will not fraudulently manipulate any signaling information.

D.

Upon request by T-Mobile, Provider and T-Mobile will jointly plan changes in the compressor/decompressor (“codec”) system or digital signal processing (“DSP”) used to provide any or all Services and implement a transcoder free service to deliver the calls to third parties using the same codec or DSP as received by T-Mobile. The changes will be implemented within mutually agreed upon test and implementation timeframes. Provider will support minor transcoding at no charge; provided, however, that if 10% or more of calls require transcoding (“DSP Resources”), then Provider and T-Mobile will negotiate in good faith commercial terms for the provision of these transcoding services.

9.	Rates, Credits and Billing
A.

Provider shall charge T-Mobile the rate set forth in Schedule 4 (Provider Services Rates and Credits) in accordance with the requirements of the GTCs based on the actual conversation MOUs measured from receipt of answer supervision to receipt of disconnect supervision. Each call will be billed a minimum of six (6) seconds for duration and in six (6) second increments thereafter, with such time accumulated at the end of the billing period and rounded up or down to the next whole minute.

B.

For Inbound Tandem IXC Service, Outbound 8YY Service, and Inbound Wholesale Service, Provider shall provide T-Mobile with the credit set forth in Schedule 4 (Provider Services Rates and Credits) in accordance with the requirements of the GTCs based on the actual conversation MOUs measured from receipt of answer supervision to receipt of disconnect supervision. The credit amount for each call will be calculated using a minimum of one second for duration and in one second increments thereafter, with such time accumulated at the end of the billing period and rounded up or down to the next whole minute. The credit will be applied to the billing month following the month in which the credit is earned (i.e., one month in arrears). During any month in which the credits that Provider owes T-Mobile under this SA exceeds the amounts that T-Mobile owes Provider under this SA, Provider shall pay T-Mobile the amount by which the credits exceed the amounts owed by T-Mobile no later than the due date set forth on such invoice, which shall be no later than the date by which T-Mobile would have been obligated under the GTCs and this SA to pay Provider for any amounts due for Services covered by such Invoice.

C.

If T-Mobile exercises a right under the GTCs or this SA to terminate the GTCs or this SA, in full or in part, Provider shall not impose, and T-Mobile has no obligation to pay, any termination fees, charges or penalties.

D.	Except as provided in Section 5 of this SA, all Services are subject to the Service Levels and Service Credit requirements set forth in this SA.

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

E.

Notwithstanding anything in this SA to the contrary, Provider shall not seek to collect from T-Mobile, and T-Mobile has no obligation to pay Provider, any rate, fee or charge that is not set forth in Schedule 4 (Provider Services Rates and Credits).

10.	Reports.
A.

In addition to any information T-Mobile request pursuant to the Regulatory Schedule, Provider shall, within ten (10) business days after Provider issues the monthly invoice to T-Mobile, provide T-Mobile with a report including the following information and in the form specified by T-Mobile:

i.	Daily summary information, including:
(1)	Daily traffic summaries, and
(2)	Daily quality of service reports;
ii.	SLA performance summary information, reports for each SLA.
iii.	Service Event (defined below) information, including:
(1)	Reports on Service Event Trouble Tickets, containing:
(A)	The number and categories of Service Event Trouble Tickets opened by T-Mobile, and
(B)	The number and categories of Service Event Trouble Tickets opened by Provider;
(2)	Reports on Provider’s Service Event response performance, containing:
(A)

Descriptions of any and all Service Events, defined as the period of time for which the Service is unavailable or degraded, as described in the table in Section 10.C. This information must include every Service Event occurring in the prior month affecting T-Mobile, even if it was resolved before Provider was required to contact T-Mobile;

(B)	The actual or estimated timeframe to resolve the Service Event(s), and
(C)	The average Service Event response time per month.
B.	A “Service Event” means a Service Outage or a Service Impairment as those terms are defined in Section 11.B below.
C.

In addition to any information that T-Mobile may request pursuant to the Regulatory Schedule, Provider shall, within forty-eight (48) hours following the occurrence of a Priority 1 Event, provide T-Mobile with a detailed analysis of the Service Outage, including time of occurrence and duration, and either an interim or final closed-loop corrective action report that includes a root cause analysis and corrective action plan detailing how the cause of the Service Outage will be addressed to prevent similar Service Outages from occurring in the future; provided, however, that, if Provider provides an interim report, Provider will provide a final report as soon as

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reasonably possible thereafter, with updates provided on a daily basis until the final report is provided.
D.

In addition to, and without limiting, any other obligation of Provider under the GTCs or SA, Provider shall, as soon as reasonably possible, provide T-Mobile with a copy of any report or form filed, or prepared for filing, with the Federal Communications Commission (“FCC”) to comply with the FCC’s rural call completion rules, including, but not limited to, the requirements set forth In the Matter of Rural Call Completion, Report and Order and Further Notice of Proposed Rulemaking, WC Docket No. 13-39 (rel. Nov. 8, 2013), including, but not limited to, filing the mandated quarterly reports with the FCC that contain, at a minimum, the following information:

i.	For each Rural OCN:
(1)	The OCN and the state, and
(2)

For attempted interstate calls: the total number of attempted calls, the number of attempted calls that were answered, the number of attempted calls that were not answered (reported separately for call attempts signaled as busy, ring no answer, or unassigned number).

(3)

For attempted intrastate calls: the total number of attempted calls, the number of attempted calls that were answered, the number of attempted calls that were not answered (reported separately for call attempts signaled as busy, ring no answer, or unassigned number).

ii.

For each non-Rural OCN, the aggregate information for attempted intrastate calls: the total number of attempted calls, the number of attempted calls that were answered, the number of attempted calls that were not answered (reported separately for call attempts signaled as busy, ring no answer, or unassigned number).

For purposes of this SA, the term “Rural OCN” means the Operating Carrier Number (“OCN”) associated with an end office switch of a rural local exchange carrier (“RLEC”) that is identified on the list published by the National Exchange Carrier Association (“NECA”), as updated from time to time, excluding any OCNs mutually agreed to by the Parties.

E.

To the extent Provider is not required to include the following information in any report or form filed with the FCC, Provider shall concurrently provide T-Mobile with verification regarding Provider’s collection and retention for a period of at least six (6) months of required information (as well as the information itself if T-Mobile so requests), including:

i.	Calling party number;
ii.	Called party number;
iii.	Date;
iv.	Time of day;

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v.	Whether the call is handed off to an intermediate provider and, if so, which intermediate provider;
vi.	Whether the call is going to a Rural OCN and, if so, which Rural OCN;
vii.	Whether the call is interstate or intrastate;
viii.	Whether the call attempt was answered; and
ix.	Whether the call attempt was completed to the incumbent LEC but signaled as busy, ring no answer, or unassigned number.
F.

Provider shall provide T-Mobile with a draft of any report or form that Provider intends to file with the FCC or any other governmental authority as soon as possible but no later than five (5) business days before the intended filing date (unless the deadline for filing is shorter than five (5) business days) if the filing of such draft report might reasonably be interpreted as evidence that T-Mobile may not be in full compliance with applicable Law; provided, however, that Provider shall provide T-Mobile with written notice of intent to file a report pursuant to this Section if Provider will not, for any reason, be able to provide T-Mobile with the draft of such report five (5) business days before the filing deadline.

11.	Scheduled Maintenance and Unplanned Outages.
A.	Scheduled Maintenance Process.
i.

“Scheduled Maintenance” means planned maintenance of the Provider network that has been pre-approved by T-Mobile in writing, not to be unreasonably withheld or delayed. Where Scheduled Maintenance of the Provider network has the potential to result in a Service Outage, Provider shall:

(1)	provide T-Mobile with three (3) days’ prior written notice for maintenance of transport provided by third parties and seven (7) days’ prior written notice for all other maintenance;
(2)	work with T-Mobile to try to minimize Service Outages; and
(3)

use commercially reasonable efforts to perform such Scheduled Maintenance between 2:00 a.m. and 5:00 a.m. for maintenance that could result in a Service Outage, and between midnight and 5:00 a.m. for all other maintenance.

ii.

Maintenance shall not be deemed “Scheduled Maintenance” for the purposes of the definition of an Excused Outage if such maintenance (1) is performed outside the hours of midnight and 5:00 a.m. local time or (2) is not completed within a maintenance window communicated by Provider to T-Mobile in writing in accordance with the requirements of Section 11(A)(i)(1).

B.	Service Events.
i.	A “Service Outage” is defined as the period of time for which a Service is unavailable or degraded to the point at which the Service is unusable as determined by the earlier of the

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detection of an alarm or the opening of a trouble ticket, and ends at the time the Service is restored such that the Service again meets the Service Levels set forth in this Agreement, including, but not limited to, the non-instantaneous loss of signaling or call completion or call processing interruption that prevents users from immediate reconnection and all Priority 1 Events as defined in the Service Event Table below.

ii.

A “Service Impairment” is defined as one or more users experiencing degradation in the Services. Impairments include, but are not limited to, events in the Priority 2, Priority 3, and Priority 4 Events as defined in the Service Event Table below, as well as quality of service issues (e.g., static, one-way audio, excessive post dial delay and echo), intermittent loss in call processing (e.g., intermittent call drops, inability to dial or receive calls from specific locations, degraded call completion rate), and/or a single telephone number being unreachable from specific locations or specific numbers.

iii.

The Mean Time to Repair (“MTTR”) over any period is the mean of the individual intervals between the start time and stop time of individual Service Outages or Service Impairments for the Services. The following Service Event Table describes the four priority levels for Service Outages and Service Impairments along with corresponding Provider response requirements.

Service Event Table

Level	Definition	Event	Requirements
Priority 1 (P1)	Critical Highest Priority

•     Any network or system failure that results in a Loss of Service ("LOS") as reported by:

•     NOC Fault Management Systems,

•     Provider,

•     T-Mobile, or

•     Internal or external customers.

•     Loss of Any Network Element

•     Loss of AC/DC Power Plant

•     Natural Disaster or Bomb Threat

•     Facility or Network Security breach

•     T-Mobile-Escalated Issues

•     Achieve a maximum of two (2) hour MTTR for all Priority 1 network events.

•     Provide proactive initial notification to T-Mobile within thirty (30) minutes on P1 critical events and update T-Mobile every thirty (30) minutes thereafter until the issues is resolved.

•     If proactive notification is not possible, provide initial notification to T-Mobile within twenty (20) minutes of the time the event is known by Provider or reported by T-Mobile, whichever is first, and update T-Mobile every thirty (30) minutes thereafter until the issue is resolved.

•     Provide updates to internal Provider management as required based on determinations made by NOCC management or as requested.

•     Escalate and notify internally and to T-Mobile in accordance with Provider established guidelines.

•     Thoroughly document all actions taken to resolve the issue.

•     Record the progress and details of the event and resolution in order to provide a detailed postmortem.

•     Notify Provider executives as required.

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Priority 2 (P2)	Major High Priority

•     Loss of redundancy to Services (non-service affecting)

•     Network or system failures resulting in degradation of any services, features, network elements, or tools

•     Power Plant and environmental alarms (non-service affecting)

•     Security (system and facility) failure

•     Emergency Cable Locate requests

•     Achieve a four (4) hour MTTR for all P2 network events.

•     Provide proactive notification to T-Mobile within thirty (30) minutes on P2 events; update customer(s) every thirty (30) minutes, after the initial notification, until the issue is resolved.

•     If proactive notification is not possible, provide notification to T-Mobile within twenty (20) minutes of the time the event is known by Provider or reported by T-Mobile, whichever is first.

•     Provide T-Mobile notification as needed.

•     Resolve NSA issues as quickly and efficiently as possible to prevent loss of network services.

•     Thoroughly document all actions taken to resolve matter.

•     Update all involved parties as required by following established timelines.

•     Notify Provider executives as required.

•     Minimize escalations to next priority level.

Priority 3 (P3)	Minor Moderate Priority; P1 and P2 events will supersede P3 events

•     Any trouble not categorized as P1 or P2

•     A P1 or P2 event for which service has been restored, but requires further action

•     Installation assistance

•     Alarm verification

•     Cable Locate request

•     Coordination of two-party meets

•     Request for technical support

•     Achieve an eight (8) hour MTTR for all P3 network events.

•     Thoroughly document all actions taken to resolve issue.

•     Update all involved parties as required by following established timelines.

•     Minimize escalations to next priority level.

Priority 4 (P4)	Information only Lowest Priority; Non-Service Affecting (NSA) events

•     Information only or warning trouble\tickets

•     Track Provider Employees

•     Track Provider CSR’s

•     Security access requests

•     Delta exceptions for Baseline (Software and Hardware)

•     Delta exceptions for database integrity

•     Documentation deficiencies

•     Track and categorize any warning or informational issues.

•     Close all P4 tickets within ten (10) days.

•     Thoroughly document all actions taken to resolve matter.

•     Update all involved parties as required by following established timelines.

•     Minimize escalations to next priority level.

12.	Service Level Agreement.
A.	Terms Regarding Service Levels.
i.

Obligations to Achieve Service Levels. Provider will meet or exceed the Service Levels as such Service Levels may be revised from time-to-time pursuant to the terms of the GTCs and this SA. Provider will be relieved of its obligations to meet applicable Service Levels, and T-Mobile will not be entitled to any Service Credit for corresponding failures to meet the applicable Service Levels, only if and to the extent that Provider demonstrates, to T-Mobile’s reasonable satisfaction pursuant to a written root cause analysis in accordance with Section 10.7 (Root-Cause Analysis) of the GTCs, to have been caused by an Excused Outage as defined in Section 12.F of this SA. Provider hereby acknowledges and agrees that the Service Credits will not be deemed or construed to be liquidated damages, as a sole and exclusive remedy, or otherwise to limit any other rights or remedies T-Mobile has under the GTCs, this SA, or under applicable Laws; provided, however, that,  if T-Mobile recovers money damages from Provider as a result

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

of Provider’s failure to meet a Service Level, Provider shall be entitled to set-off the amount of such damages against any Service Level Credits paid for the Service Level failure giving rise to such recovery.

ii.	Continuous Improvement of Service Levels.
(1)

In addition to Provider's obligations under Section 8.3 (Continuous Improvement and Best Practices) of the GTCs, Provider and T-Mobile will cooperate and work together throughout the Term to further develop and refine the Service Levels set forth herein. These metrics will be used by Provider and T-Mobile to: (i) monitor the operational performance aspects of the delivery of the Services, or provision of Deliverables, by Provider; (ii) provide information to maintain the quality of such Services and/or Deliverables, as applicable; (iii) identify possible opportunities for improvements in performance throughout the Term; and (iv) revise Service Levels (provided that, any such revision will be handled by a Change Order and will be subject to mutual agreement pursuant to the Service Change Procedures).

(2)

In addition to the foregoing, once per year during the Term, the parties will review the Service Levels to determine whether, taking into account industry standards and technological developments (“Industry Changes”), one or more Service Levels should be increased by up to 10% of the difference between 100% and the then-current Service Level (a “Service Level Reset”) to ensure that the Service Levels retain substantially the same relationship to industry standards and technology developments that existed before the Industry Changes, if any, that occurred during the previous year. By way of example and not limitation, if the Parties determine that an increase equaling 10% of the difference between 100% and the then-current Service Level of 99.4% is necessary to ensure that the Service Level retains substantially the same relationship to industry standards and technology developments that existed before the Industry Changes that occurred during the previous year, the Service Level Reset would be calculated as follows: 10% * (100% - 99.4%) = 10% * 0.6% = 0.06%, and thus the Service Level would be increased from 99.4% to 99.46%.

iii.

Measuring Tools. To the extent that Provider fails to measure any Service Level, such failure will be deemed a failure to meet the applicable Service Level, and the failure will be deemed to continue to occur each Measurement Period until Provider is capable of measuring such Service Level performance to the satisfaction of T-Mobile.

B.	Determination of Service Credits.
i.	Description of Service Levels.
(1)

Overview. Each Service Level is associated with the requirements set forth in Section 12.C below to measure Provider’s performance against the Service Levels and to determine the corresponding Service Credits payable by Provider for its failure, if any, to achieve the Service Level. In no event will Provider be deemed to have failed to meet a Service Level if such failure is an Excused Outage.

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(2)	Measurement Periods for Service Levels. Provider’s performance against each Service Level will be measured over a calendar month (each, a “Measurement Period”).
(3)

At-Risk Amounts. A portion of the sum of all payments plus the sum of all credits due during a Measurement Period will be placed “at-risk” in the event that Provider fails to achieve the Service Levels during such Measurement Period (the “At-Risk Amount”). The At-Risk Amount during a Measurement Period will equal [* * *] of the sum of all payments plus the sum of all credits due during such Measurement Period pursuant to Schedule 4 (i.e., the payments and credits that would have been payable and due for the Services performed during the Measurement Period, prior to adjustments for Service Level breaches).

(4)

Service Level Weights. Each Service Level is assigned a factor (a “Weight”), expressed as a percentage, such that the total of all Weights for all Service Levels will not exceed [* * *]. The initial assignment of these Weights is set forth in Section 12.C below. T-Mobile may revise the Weights thereafter at its sole discretion by written notice provided thirty (30) days in advance of the forthcoming calendar quarter, and such Weights will be effective for the duration of such calendar quarter; provided, however, that the sum of the Weights will at no time exceed [* * *]. For the avoidance of doubt, the Weights for Service Levels may be set to a value of zero percent (0%), but a value of zero percent (0%) will not be deemed to relieve Provider of its obligations to perform the applicable Services in conformance with such Service Level, nor to limit any rights or remedies for breach of such Service Level under the terms hereof, of the GTCs, or otherwise under applicable Laws.

ii.	Service Credits.
(1)

Calculation of Service Credits. For a given Measurement Period “i”, the total Service Credits will equal the sum of the aggregate Service Credits for the Service Levels for each Service in such Measurement Period.

The Service Credits payable during Measurement Period “i” may be expressed as follows:

Total Service Level Creditsi = the lesser of

(i)	∑Weightl *ARAi

l

and

(ii)	ARAi

where

“l” – an index for each Service Level breached during Measurement Period “i.”

“Weightl” = the Weight for Service Level “l.”

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“ARAi” = the At-Risk Amount for Measurement Periods ending in Measurement Period “i.”

For the sake of clarity, the following is an example calculation:

Assumptions for the purpose of this example calculation:

(1)	The Provider failed two Service Levels during the month at issue;
(2)	The weights of the Service Levels at issue = 60% and 100%, respectively;
(3)	The sum of the invoiced payments and credits due for the month at issue = [* * *];
(4)	The ARA = [* * *] of the sum of the invoiced payments and credits due for the month at issue = [* * *]; and
(5)	The indices of the Service Levels at issue = [* * *] and [* * *], respectively.

Example Credit Calculation:

[* * *] =

[* * *] = [* * *]

Accordingly, the Service Credit for the month at issue = [* * *]

(2)

Process for Application of Service Credits. In the event that Provider does not achieve a particular Service Level in a particular month, Provider shall issue a Service Credit to T-Mobile as set forth for the applicable Service Level upon the earlier of (1) determining that T-Mobile is entitled to a Service Credit pursuant to this SA; or (2) receiving a Service Credit Request from T-Mobile.

(A)

Trouble Tickets. Provider shall monitor the Services and, to the extent that Provider detects any problem, including any Service Outage or Service Impairment, Provider shall open a Trouble Ticket recording the outage and notify T-Mobile of the issue and the Trouble Ticket number. T-Mobile may also submit Trouble Tickets to Provider if T-Mobile notices any problems or Service Outages.

(B)

Service Credit Request. T-Mobile may make a request in writing by e-mail to the Provider at noc@inteliquent.com for a Service Credit within thirty (30) days of the end of the then-current billing month. The Service Credit Request must include the Trouble Ticket number to the extent Provider opened a Trouble Ticket relating to the Service Credit Request.

(3)

Application of Service Credits. Provider shall credit all applicable Service Credits to T-Mobile’s account, appearing as a line item on a bill delivered on the first invoice issued by Provider after such Service Credit accrued.

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(4)

Additional Termination Rights. In addition to the application of Service Credits, T-Mobile may elect to terminate any or all Services without liability except for charges incurred prior to discontinuation of the Service(s) minus applicable Service Credits, at any time during the Term by providing Provider with written notice of discontinuance, if: (i) the Provider has failed to meet the Designated Tier of the same Service Level [* * *] times during any [* * *] months during the Term; (ii) the Provider has failed to meet the Designated Tier of any combination of Service Levels more than [* * *] times during any [* * *] months or more than [* * *] times during any [* * *] months; or (iii) a Service suffers a Service Outage that lasts for longer than [* * *]; provided, however, that T-Mobile must terminate Outbound IntraMTA Service and Inbound IntraMTA Service if T-Mobile terminates Outbound 8YY Service pursuant to this Section; provided further, however, that T-Mobile must terminate Outbound InterMTA Service if T-Mobile terminates Inbound Tandem IXC Service pursuant to this Section. In the event that T-Mobile discontinues the Services pursuant to this Section 12.B.ii.(4), all calls for which T-Mobile elects, in its sole discretion, to continue to any Services pursuant to this SA shall be deemed to be Excluded PSTN Traffic; provided, however, that for clarity’s sake, the ratios and triggers in Schedule 4 will continue to apply. If T-Mobile is entitled to terminate this SA pursuant to this Section, T-Mobile must do so within 60 days of the event giving rise to the termination right; provided, further however, that T-Mobile may toll its right to terminate during a probation period (“Probation Period”) declared by T-Mobile; provided further, however, that the Probation Period shall not exceed ninety (90) days without the written consent of the Parties.  Notwithstanding anything to the contrary in the Agreement, for purposes of determining or exercising T-Mobile’s rights under this Section 12.B.ii.(4), or Section 5.3 (Termination by T-Mobile) or Section 4.1(e) (Step-in Rights) of the GTCs, if the same event causes Provider to fail to meet more than one Service Level, such failures will be deemed to be a failure of a single Service Level only.

C.	Service Levels.
i.

With respect to the Service Levels for Short Call Duration, Long Call Duration, ASR, NER and MOS, the Parties expressly agree that the respective Service Level measurement indicated below for such Service (if any) shall be adjusted in good faith based upon the first two Short Call Duration, Long Call Duration, ASR, NER or MOS Reports, as the case may be, no later than ninety (90) days after Provider receives the final Service Acceptance Notice for such Service; provided, however, that until ninety (90) days following receipt of the final Service Acceptance Notice for such Service, Provider’s failure to meet any Service Level will not (i) cause Provider to owe any credits pursuant to this Section 12.C or (ii) be included with respect to the determination of T-Mobile’s right to terminate this SA or the GTCs.

ii.

Inbound TDM Network Availability: Provider shall provide a [* * *]% Inbound TDM Network Availability Standard for Inbound IntraMTA Service, Inbound Tandem IXC Service, and Inbound Wholesale Service (the “Inbound TDM Network Availability Standard”). The Network is not available for the purposes of calculating the Inbound TDM Network Availability Standard during a Service Outage that is not an Excused Outage. In the event that Provider does not meet the Inbound TDM Network Availability

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Standard Service Level, Provider shall provide T-Mobile with a Service Credit based on the total fees or credits for the affected Service due for the relevant calendar month based on the cumulative unavailability of the affected Service in that same calendar month as set forth in the following table:

Inbound TDM Availability	Service Credit	Designated Tier
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]

(1)

Calculation. Inbound TDM Monthly Availability = is calculated on a TDM network wide basis as follows: ((24 X Number of Days in the month X 60) – (Number of Minutes of Service Outage)) / (24 X Number of Days in the month X 60).

(2)	Initial Weight: [* * *]
iii.

Network Availability: Provider shall provide a [* * *]% Network Availability Standard for each Service (excluding the Services covered by the Inbound TDM Availability Standard), measured on a monthly MOU basis (the “Network Availability Standard”). The Network is not available for the purposes of calculating the Network Availability Standard during a Service Outage that is not an Excused Outage. In the event that Provider does not meet the Network Availability Standard Service Level, Provider shall provide T-Mobile with a Service Credit based on the total fees or credits for the affected Service due for the relevant calendar month based on the cumulative unavailability of the affected Service in that same calendar month as set forth in the following table:

Network Availability	Service Credit	Designated Tier
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]

(1)

Calculation. Network Monthly Availability = Total Monthly Minutes (based on a 30-day month) minus Total Service Outage Minutes for the Services (in a month) divided by Total Monthly Minutes (based on a 30-day month). Total Service Outage Minutes is defined as the average monthly minutes for the previous three (3) months for the same day of the week and time during which the Service Outage occurred.

(2)	Initial Weight: [* * *]%
(3)

For clarity’s sake, the Service is considered available even if one or more Provider network elements or links fail, so long as the Service successfully fails over and is provided over other elements/links.

iv.	Network Effectiveness Ratio: The Network Effectiveness Ratio (“NER”) measures the ability of a network to deliver a call to the called terminal, with busy signals and other

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

call failures due to user behavior counted as “successful call delivery” for NER calculation purposes. Beginning ninety (90) days after Provider receives the Service Acceptance Notice for Outbound InterMTA Service, Provider shall ensure that NER meets or exceeds the levels set forth in the following table; provided, however, that Provider shall use commercially reasonable efforts, with no obligation to provide Service Credits, to endeavor to ensure that the NER meets or exceed [* * *] immediately upon implementation of Services. Provider shall monitor and report on NER to T-Mobile on a monthly basis, and shall provide monthly NER reports to T-Mobile; provided further, however, that failure by Provider to accurately determine NER shall not excuse Provider's failure to meet the NER Service Level, and the Parties shall negotiate in good faith to determine the actual percentage of NER as well as resolve the underlying causes of such failure to accurately detect NER. In the event that Provider does not meet the NER Service Level for reasons other than an Excused Outage, Provider shall provide T-Mobile with a Service Credit based on the total fees or credits for the affected Service due for the relevant calendar month based on the cumulative percentage of NER in that same calendar month as set forth in the following table, which percentages the Parties shall adjust in good faith based upon the first two NER Reports but no later than ninety (90) days after Provider receives the Service Acceptance Notice for Outbound InterMTA Service:

NER	Service Credit	Designated Tier
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]	[* * *]

(1)	Calculation. NER = 100 (Answered Calls + User Busy + Ring No Answer + Terminal Reject)/(Total Circuit Seizures)
(2)	Initial Weight: [* * *], not to exceed [* * *].
v.

Short Call Duration. The Short Call Duration Service Level is a percentage of Short Call Measured OCNs out of the total population of High Volume OCNs in a given month. “Short Calls” are calls with [* * *] in duration or shorter. “High-Volume OCN” means an OCN with more than [* * *] MOUs in a given month. “Short Call Measured OCN” means a High-Volume OCN with more than [* * *] fluctuation of the Short Calls count in a given month as compared to the preceding three (3) month average of Short Calls count for that OCN; provided, however, that if this Service Level is not met in any given month, then the calculation will not include the months when the Service Level is not met for determining future months and will continue to utilize the previous baseline. Beginning ninety (90) days after Provider receives the final Service Acceptance Notice, Provider shall ensure that the Short Call Duration Service Level meets or exceeds the levels set forth in the following table; provided, however, that failure by Provider to accurately measure the Short Call Duration Service Level shall not excuse Provider's failure to meet the Short Call Duration Service Level, and the Parties shall negotiate in good faith to determine the actual percentage threshold of Measured OCNs with more than a [* * *] fluctuation in Short Calls count in a given month as well as resolve the

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

underlying causes of such failure to accurately detect Short Calls. In the event that Provider does not meet the Short Call Duration Service Level for reasons other than an Excused Outage, Provider shall provide T-Mobile with a Service Credit based on the total fees or credits for the affected Service due for the relevant calendar month based on the Short Call Duration Service Level in that same calendar month as set forth in the following table, which percentages the Parties shall adjust in good faith based upon the first two Short Calls Reports but no later than ninety (90) days after Provider receives the Service Acceptance Notice for Outbound InterMTA Service:

Percentage of Measured OCNs with more than [* * *] Fluctuation in Short Duration Count	Service Credit	Designated Level
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]	[* * *]

(1)	Calculation. See above
(2)	Initial Weight: [* * *], not to exceed [* * *]

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

vi.

Long Call Duration. The Long Call Duration Service Level is a percentage of Long Call Measured OCNs out of the total population of High Volume OCNs in a given month. “Long Calls” are calls with [* * *] in duration or longer. “High-Volume OCN” means an OCN with more than [* * *] MOUs in a given month. “Long Call Measured OCN” means a High-Volume OCN with more than [* * *]% fluctuation of the Long Calls count in a given month as compared to the preceding three (3) month average of Long Calls count for that OCN; provided, however, that if this Service Level is not met in any given month, then the calculation will not include the months when the Service Level is not met for determining future months and will continue to utilize the previous baseline. Beginning ninety (90) days after Provider receives the final Service Acceptance Notice, Provider shall ensure that the Long Call Duration Service Level meets or exceeds the levels set forth in the following table; provided, however, that failure by Provider to accurately measure the Long Call Duration Service Level shall not excuse Provider's failure to meet the Long Call Duration Service Level, and the Parties shall negotiate in good faith to determine the actual percentage of Long Calls as well as resolve the underlying causes of such failure to accurately detect Long Calls. In the event that Provider does not meet the Long Call Duration Service Level for reasons other than an Excused Outage, Provider shall provide T-Mobile with a Service Credit based on the total fees or credits for the affected Service due for the relevant calendar month based on the Long Call Duration Service Level in that same calendar month as set forth in the following table, which percentages the Parties shall adjust in good faith based upon the first two Long Calls Reports but no later than ninety (90) days after Provider receives the Service Acceptance Notice for Outbound InterMTA Service:

Percentage of Measured OCNs with more than a 5% Fluctuation in Long Call Duration Count	Service Credit	Designated Level
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
(1)	Calculation. See above
(2)	Initial Weight: [* * *]%, not to exceed [* * *]
vii.

Voice Quality: Voice Quality is measured by the industry standard Mean Opinion Score (“MOS”) voice quality assessment model that measures the impact of impairments in the Network by CODEC. The MOS for voice traffic transiting the network to and from T-Mobile will not average less than [* * *].

(1)

Provider shall monitor and report on Voice Quality to T-Mobile on a monthly basis. In the event Provider does not meet the Voice Quality Service Level for reasons other than an Excused Outage, T-Mobile will be entitled to a Service Credit based on the total fees or credits for the affected Service due for the relevant calendar month based on the MOS in that same calendar month as set forth in the following table, which percentages the Parties shall adjust in good faith based upon the first two MOS Reports but no later than ninety (90) days

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

after Provider receives the final Service Acceptance Notice; provided, however, that Provider shall not owe any credits pursuant to this Section until 90 days following receipt of the final Service Acceptance Notice:

Average MOS Score		Service Credit	Designated Level
From	To
[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]		[* * *]

(2)

Calculation: The Parties shall negotiate the method for calculation based on data obtained after Provider deploys Empirix equipment capable of measuring MOS in its network within ninety (90) days of receipt of the final Service Acceptance Notice.

(3)	Initial Weight: [* * *], not to exceed [* * *].
viii.

Answer Seizure Ratio (“ASR”): ASR is defined as the ratio of successfully answered calls to total number of calls attempted on outbound calls, where busy signals and other rejections count as failures. The ASR Service Level is a percentage of ASR Measured OCNs out of the total population of all OCNs in a given month. “ASR Measured OCN” means any OCN with more than [* * *]% fluctuation in the measured ASR in a given month as compared to the preceding three (3) month average of the measured ASR for that OCN; provided, however, that if this Service Level is not met in any given month, then the calculation will not include the months when the Service Level is not met for determining future months and will continue to utilize the previous baseline; provided further, however, that the average must meet or exceed the ASR needed to comply with the FCC’s Rural Call Completion Order. ASR Measured OCNs will be provided on a monthly basis for each Service and each OCN and documented in Schedule 7.  Beginning ninety (90) days after Provider receives the final Service Acceptance Notice, Parties shall negotiate in good faith to determine the actual percentage threshold of Measured OCNs with more than a [* * *]% fluctuation of the Measured ASR in a given month as well as resolve the underlying causes of such failure to accurately detect ASR count. Provider shall ensure that the percentage of Measured ASR OCNs Service Level meets or exceeds the levels set forth in the following table; provided, however, that failure by Provider to accurately measure the ASR Service Level shall not excuse Provider's failure to meet the ASR Service Level, and the Parties shall negotiate in good faith to determine the actual ASR level as well as resolve the underlying causes of low ASR performance. In the event that Provider does not meet the ASR Service Level for reasons other than an Excused Outage, Provider shall provide T-Mobile with a Service Credit based on the total fees or credits for the affected Service due for the relevant calendar month based on the ASR Service Level in that same calendar month as set forth in the following table, which percentages the Parties shall adjust in good faith based upon the first two ASR measurement Reports but no later than ninety (90) days after Provider receives the Service Acceptance Notice for Outbound InterMTA Service:

(1)	Reporting will include ASR measures for T-Mobile traffic summarized by day and by terminating LATA-OCN. In the event that Provider does not meet the

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ASR Service Level for reasons other than an Excused Outage, T-Mobile will be entitled to a Service Credit based on the total fees or credits for the affected Service due for the relevant calendar month based on the Percentage of Measured ASR OCNs with more than 5% Fluctuation in the ASR Percentage in that same calendar month as set forth in the following table:

Percentage of Measured ASR OCNs with more than 5% Fluctuation in the ASR Percentage	Service Credit	Designated Level
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
(2)

Calculation. In order to calculate the ASR, Provider will use its CDRs for outbound calls being sent from T-Mobile to Provider. Based upon the CDRs, Carrier will calculate Provider’s monthly compliance with the Service Level for ASR by terminating OCN.

(3)	Initial Weight: [* * *], not to exceed [* * *].
ix.

Service Outage Response. Provider shall meet or exceed the MTTR response levels set forth in the Service Event Table. Provider shall provide T-Mobile with a credit equal to [* * *] of the total fees or credits for the affected Service(s) due for the relevant calendar month during which Provider failed to meet the MTTR response level. Initial Weight: [* * *]

D.	Monitoring. Provider shall monitor the Services’ performance twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year.
E.

Inability to Perform. Provider shall promptly notify T-Mobile of any inability to timely perform its obligations in Section 12.A; provided, however, that such notice will not excuse Provider’s failure to perform.

F.

Excused Outages. Notwithstanding any other provision to the contrary, in no event will Provider have failed to meet any Service Level under this SA if such failure was caused by an Excused Outage. An “Excused Outage” means the period during which there is an outage, unavailability, delay, or other degradation of Service, including any Service Outage or Service Impairment, related to, associated with, or caused by:

i.	A Force Majeure Event;
ii.	Scheduled Maintenance events;
iii.

The acts, omissions or negligence of any party not under Provider’s control, including T-Mobile, an ILEC, CLEC, CMRS provider or an IXC; so long as Provider promptly (but no later than three (3) days from the date upon which Provider becomes aware of such failure) provides T-Mobile with a written notice of such acts, omissions or negligence

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

and a description of how this has adversely affected Provider’s ability to meet the Service Level;
iv.	T-Mobile failure to release the Service for repair after reasonable request by Provider;
v.

Provider’s inability to obtain access required to remedy a defect in service due to the unreasonable actions or inactions of T-Mobile so long as Provider promptly (but no later than three (3) days from the date upon which Provider becomes aware of such failure) provides T-Mobile with a written notice of such action or inaction and a description of how such action or inaction has adversely affected Provider’s ability to meet the Service Level; or

vi.

With respect to the Inbound TDM Availability Standard only, any Outage that occurs when the Provider is complying with the mutually agreed upon back-up and alternative routing requirements under this Service Attachment.

13.

All Costs. Provider represents and warrants that all costs associated with Provider providing the Services set forth in this SA that Provider will seek to recover from T-Mobile are specifically set forth in Schedule 4. Provider agrees to pay any and all additional costs at its own expense without seeking reimbursement from T-Mobile.

14.

Tandem Rate Reduction. During the first twenty four (24) months of the Initial Term, a reduction in an applicable tandem rate that Provider is paid by an IXC for the Services shall be deemed to be a Regulatory Event that has a materially adverse effect on Provider for the purposes of Section 11.4 (Change in Laws) of the GTCs.  If this SA is terminated pursuant to Section 11.4 (Change in Laws) due to a Regulatory Event, whether in the first twenty four (24) months or thereafter, the Parties shall meet to determine whether reasonable adjustments to the Charges during the subsequent Termination Assistance Period are appropriate and, if so, to negotiate such reasonable adjustments.

15.

Schedules. The Parties may mutually agree to create, or amend, any Schedule explicitly referred to in the GTCs or this SA at any time; provided, however, that no new or amended Schedule will become effective until both Parties have signed such new or amended Schedule.

IN WITNESS WHEREOF, Provider and T-Mobile have caused their duly authorized representatives to execute this SA in counterparts in accordance with the terms and conditions of the GTCs:

Inteliquent, inc.		T-Mobile USA, Inc.
By:	/s/ David Lopez	By:	/s/ J. Braxton Carter
Name:	David Lopez	Name:	J. Braxton Carter
Title:	SVP of Global Sales	Title:	CFO

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1

Points of Interconnection

PAIR	LOC	STREET	CITY	ST	ZIP	Circuit Location
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 2

Provider NOC Information, Trouble Reporting Procedures,

Contact information and Escalation Procedures

NOC Contact and Escalation Details

Purpose

Trouble Reporting Process

Contacts

Escalation Matrix

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Purpose

The purpose of this document is to provide the Inteliquent NOC contact and escalation matrix.  Please refer to these details in the case you need to report trouble or conduct an escalation.

Trouble Reporting Process

1.	Contact Inteliquent NOC at [* * * ] or by email at [* * * ]
2.	Please provide the following information:
a.	Customer name and contact information
b.	Customer ticket number
c.	Circuit ID or Office CLLI
d.	Originating/Destination point code (if applicable)
e.	IP address (SIP customer only)
f.	Calling/Called number
g.	Call example/CDR
h.	Brief description of the problem
3.	You will be provided a trouble ticket number for the tracking process.
4.	The Inteliquent NOC will investigate the reported trouble; if the problem can be corrected remotely the NOC will respond to the ticket.
5.

If the trouble cannot be corrected remotely, the Inteliquent NOC will immediately notify and dispatch the oncall technician, or open a trouble case with the appropriate transport vendor or farend carrier as needed.

6.	Status updates will be provided as they become available.
7.	If available, please provide call traces, ladder diagrams, etc…

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

NOC Contacts

Level	Contact Details	Telephone	Email
0	Network Control Center (NOC)	(Chicago) [* * *] (USA & Canada) [* * *]	[* * *]
1st	Supervisor/Duty Manager	Request Escalation from NOC	[* * *]
2nd	Manager NOC (Local Manager)	Request Escalation from NOC	[* * *]
3rd	Director NOC [* * *]	[* * *] Office: [* * *] Mobile: [* * *]	[* * *]
4th	Sr. Director Network Services [* * *]	[* * *] Office: [* * *] Mobile: [* * *]	[* * *]
5th	Sr. VP Engineering and Operations [* * *]	[* * *] Office: [* * *] Mobile: [* * *]	[* * *]

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

NOC Escalation Matrix

Inteliquent NOC Contact details
Lvl	Contact Details	CRITICAL	HIGH	MEDIUM
1st*	Supervisor / Duty Manager	Event +2 hrs	Event +4hrs	Next Day
2nd	Manager NOC	Event +4 hrs	Event + 8hrs	Next Day
3rd	Director NOC	Event + 8hrs	Event + 12hrs
4th	Sr. Director Network Service	Event + 12hrs
● - Outside of business hours, escalation is done through the NOC, which is responsible for contacting the appropriate 2nd level escalation (On Call Duty Manager).

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 3

T-Mobile NOC Information, Trouble Reporting Procedures,

Contact information and Escalation Procedures

NOC Process: Provider Network Trouble Reporting Process

Revision	1.1	Issued/Updated	9/8/2011*; 4/17/2012
Principle Author:	[* * *]	Joint Approval:	[* * *], [* * *]

Purpose

1.	Provide Provider Network NOC a central point of contact for trouble reporting/notification.

T-MOBILE NOC ROLES AND RESPONSIBILITIES

1.	MAINTAIN 24X7X365 MAINTENANCE SUPPORT CENTER.
2.

T-MOBILE provides network surveillance on the T-MOBILE infrastructure for services covered within the T-MOBILE/ PROVIDER NETWORK services agreement. This surveillance is reactive and T-MOBILE will make commercially reasonable efforts to notify Provider Network NOC of any customer impacting outages as they are identified.

3.	Refer troubles and escalations to supporting T-MOBILE work centers as necessary.

Trouble Reporting and Notification Process

Notification – Status Updates

Provider Network NOC Reporting to T-MOBILE

Provider Network will report and track all problems via their trouble ticket.

Troubles will be reported to the T-MOBILE NOC where the Trouble resides.

(See Market to NOC association Table Below)

1.	Provider Network NOC to use T-Mobile NOC email address for P3 severity/priority issues to report single customer issues and low impact issues

[* * *]

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[* * *]

[* * *]

2.	Provider Network NOC will call in to the T-Mobile NOC to report P1 and P2 Critical/Major Issues or Outages
3.	Provider Network NOC will provide the following information to the T-Mobile NOC
4.	Detailed description of trouble for:

Failed call types –

-	No ANI
-	Fast Busies
-	Number Not In Service
-	PDD (Post Dial Delay)
-	One Way Audio
-	Dead Air
-	Dropped Calls
-	Translations error

Network issues –

-	AIS/LOS
-	Trunk Group OOS
-	Trunk Group Remote Blocked
-	Hardware Failure
-	Software Failure
5.	Location of issue
-	Name and contact information of person reporting trouble
-	Priority/severity of trouble (How many lines affected)
-	Provider Network Trouble Ticket number
6.

T-Mobile NOC Tech will open a T-Mobile trouble ticket and “log” the above information in work log. Provide T-Mobile trouble ticket number to Provider Network and work or route based on reported problem. If issue was reported by email, respond to email with T-Mobile Trouble Ticket.

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.	T-Mobile Issue Routing Information for T-Mobile NOC:

Failed call types –

-	No ANI > Route to CFIT
-	Fast Busies > Route to CFIT
-	Number Not In Service > Route to CFIT
-	PDD (Post Dial Delay) > Route to CFIT
-	One Way Audio > Route to Market
-	Dead Air > Route to Market
-	Dropped Calls > Route to Market
-	Translations error > Route to CFIT

Network issues –

-	AIS/LOS > Route to NOC/Market
-	Trunk Group OOS > Route to NOC/Market
-	Trunk Group Remote Blocked > Route to NOC/Market
-	Hardware Failure > Route to NOC/Market
-	Software Failure > Route to NOC/Market
8.

The fix agent (Provider Network NOC or T-Mobile Network Operations Center) will keep the other party informed of progress toward the resolution of a trouble ticket whenever a significant change or event occurs, (e.g. when the estimated time of repair changes or the scope of the outage changes (increase of effected customer base)) upon request via an email followed by a telephone call.  This information will also be captured in the trouble ticket log.  The Subject line of the email will contain both Provider Network and T-Mobile trouble ticket numbers.  The body of the email will contain the location and severity/priority of the outage.

Trouble Ticket Closure Process

Tickets will not be closed until both parties agree that the issue has been resolved satisfactorily.  After a trouble is resolved, the responsible fix agent will notify the other party via e-mail and by telephone.  Both parties will update and document the resolution within their ticketing systems for tracking purposes. If either party is not satisfied with the resolution, or if the service is not working to the customer’s satisfaction, the ticket will not be closed and additional testing and/or troubleshooting will be done.  If it is discovered that the problem is new or different than reported on the original ticket, that ticket will be closed and Provider Network and T-Mobile will create a new trouble ticket to be worked until resolution. The new trouble ticket and the original trouble ticket must cross reference each other.  This will aid both organizations in maintaining a complete and accurate history of the event.

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Customer Escalation Information

Level	Definition	Event/Issue	T-Mobile NOC Goal
Priority 1	Critical Highest Priority	Issue Affecting 1000 or more customers/lines	1. 8 Hour MTTR*
Priority 2	Major High Priority	Issue affecting 101 to 999 customers/lines	1. 12 Hour MTTR* 2. Provide Metro PCS notification as needed. 3. Minimize Escalations to next priority level
Priority 3	Minor Moderate Priority, P1 and P2 events supersede P3	Issues affecting 100 or less customers/lines.	1. 48 Hour MTTR* 2. Provide Metro PCS notification as needed. 3. Minimize Escalations to next priority level

* MTTR is a T-Mobile NOC goal and has not been signed off on by other T-Mobile groups.

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

T-Mobile East NOC

Level 1 Support
[* * *] [* * *]
Level 2 Support – On Duty Manager
[* * *] [* * *]
Level 3 Support – Senior Manager
[* * *] [* * *] [* * *]

T-Mobile South NOC

Level 1 Support
[* * *] [* * *]
Level 2 Support – On Duty Manager
[* * *] [* * *]
Level 3 Support – Senior Manager
[* * *] - [* * *] [* * *]

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

T-Mobile West NOC

Level 1 Support
[* * *] [* * *]
Level 2 Support – On Duty Manager
[* * *] [* * *]
Level 3 Support – Senior Manager
[* * *] [* * *] [* * *]

T-Mobile Level 4 All NOCs

Level 4 Support – Director, Network Operations
[* * *] [* * *] [* * *]

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

The table below identifies T-Mobile Market, Region and NOC alignment.

State	Market Area	Region	NOC
AL	All markets	South	South
AR	Little Rock	Central	South
AZ	Phoenix	West	West
CA	All Markets	West	West
CO	Denver	Central	West
CT	Bloomfield	East	East
DC	Washington	East	East
FL	All Markets	South	South
GA	Atlanta	South	South
HI	Hawaii	West	West
IA	Des Moines	Central	East
ID	Boise	West	West
IL	Chicago	Central	West
IN	Indianapolis	Central	East
KS	Wichita	Central	South
KY	Louisville	Central	South
LA	New Orleans	South	South
MA	Norton (New England)	East	East
MI	Detroit	Central	East
MN	Minneapolis	Central	East
MO	Kansas City	Central	South
MO	St. Louis	Central	East
NC	All Markets	South	South
NJ	Wayne	East	East
NM	Albuquerque	West	West
NV	Las Vegas	West	West

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

State	Market Area	Region	NOC
NY	All Markets	East	East
OH	All Markets	Central	East
OK	All Markets	Central	South
OR	Portland	West	West
PA	Central Pennsylvania	East	East
PA	Philadelphia	East	East
PA	Pittsburgh	Central	East
PR	Puerto Rico	South	South
RI	East Providence (New England)	East	East
SC	All Markets	South	South
TN	Knoxville	South	South
TN	Memphis	Central	South
TN	Nashville	Central	South
TX	Austin	South	South
TX	Dallas	South	South
TX	El Paso	West	West
TX	Houston	South	South
TX	San Antonio	South	South
TX	South Texas	South	South
UT	Salt Lake City	West	West
VA	Norfolk	East	East
WA	All Markets	West	West
WI	Milwaukee	Central	West

Provider Network NOC Roles and Responsibilities

1.	Provider Network NOC will maintain the Provider Network side of the network to the MSC.

2.	24 x 7 x 365 operations, including holidays.

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.	Abide by the agreed to Escalation procedures and processes

4.

Provider Network NOC will be responsible for infrastructure and scheduled maintenance and will notify customer in advance of planned activities the customer Network Operations Center via e-mail and phone.

5.

In the event of a network/service outage that occurs within Provider Network’s area of responsibility that is, or may become customer impacting, Provider Network NOC will notify the T-Mobile Network Operations Center via e-mail followed by a telephone call.

The following information will be included in the correspondence:

1. Provider Network Trouble ticket number

2. Date

3. Time

4. Contact Name and phone number (if applicable)

6. Type of failure

7. ETTR (if known)

8. Any previous troubleshooting and updates from the work log of the trouble ticket

9. Severity/Priority Level

10.  Escalation status

6.	If needed, a conference bridge between Metro PCS and T-Mobile will be established. This conference bridge may be requested at any time by contacting the Provider Network NOC.

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4

Provider Services Rates and Credits

Service	Rate or Credit
	Standard	High Outbound IntraMTA Trigger	Low Outbound IntraMTA Trigger	High Wireline Trigger	Low Wireline Trigger	High Rural OCN Trigger	High SWBT Traffic Trigger	Low SWBT Traffic Trigger
Outbound IntraMTA Service	$[* * *] per MOU	$[* * *] per Standard MOU; $[* * *] per Excess Outbound IntraMTA Service MOU	$[* * *] per MOU	$[* * *] per MOU	$[* * *] per MOU	$[* * *] per MOU	$[* * *] per MOU	$[* * *] per MOU
Inbound IntraMTA Service	$[* * *] per MOU	$[* * *] per MOU	$[* * *] per MOU	$[* * *] per MOU	$[* * *] per MOU	$[* * *] per MOU	$[* * *] per MOU	$[* * *] per MOU
Outbound 8YY Service	$[* * *] per MOU	$[* * *] per MOU	$[* * *] per Standard MOU; Credit of $[* * *] per Excess Outbound 8YY Service MOU	$[* * *] per MOU	$[* * *] per MOU	$[* * *] per MOU	$[* * *] per MOU	$[* * *] per MOU

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Outbound InterMTA Service	$[* * *] per MOU during the first 12 months of the Term; $[* * *] thereafter	$[* * *] per MOU during the first 12 months of the Term; $[* * *] thereafter	$[* * *] per MOU during the first 12 months of the Term; $[* * *] thereafter	$[* * *] per Standard MOU during the first 12 months of the Term; $[* * *] thereafter; $[* * *] per Excess Wireline MOU during the first 12 months of the Term; $[* * *] thereafter	$[* * *] per Standard MOU during the first 12 months of the Term; $[* * *] thereafter; $[* * *] per Excess Wireless MOU during the first 12 months of the Term; $[* * *] thereafter

$[* * *]  per Standard MOU during the first 12 months of the Term; $[* * *]  thereafter; For each Excess Rural MOU, $[* * *]  until July 1, 2016, and then $[* * *] until July 1, 2017, and then $[* * *]  thereafter

							$[* * *] per MOU during the first 12 months of the Term; $[* * *] thereafter	$[* * *] per MOU during the first 12 months of the Term; $[* * *] thereafter
Inbound Tandem IXC Service	Credit of $[* * *] per MOU	Credit of $[* * *] per MOU	Credit of $[* * *] per MOU	Credit of $[* * *] per MOU	Credit of $[* * *] per MOU	Credit of $[* * *] per MOU	Credit of $[* * *] per Standard MOU; Credit of $[* * *] per Excess SWBT MOU	Credit of $[* * *] per Standard MOU; Credit of $[* * *] per Excess Non-SWBT MOU
Inbound Wholesale Service	Credit of $[* * *] per MOU	Credit of $[* * *] per MOU	Credit of $[* * *] per MOU	Credit of $[* * *] per MOU	Credit of $[* * *] per MOU	Credit of $[* * *] per MOU	Credit of $[* * *] per MOU	Credit of $[* * *] per MOU

Rate Triggers

(1)

High Outbound IntraMTA Trigger: The rates and credits for the High Outbound IntraMTA Trigger apply when the ratio of Outbound IntraMTA Service MOUs to Outbound 8YY Service MOUs is equal to or greater than [* * *].

(2)

Low Outbound IntraMTA Trigger: The rates and credits for the Low Outbound IntraMTA Trigger apply when the ratio of Outbound IntraMTA Service MOUs to Outbound 8YY Service MOUs is equal to or less than [* * *].

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(3)

High Wireline Trigger: The rates and credits for the High Wireline Trigger apply when the Outbound InterMTA Service MOUs sent to wireline destinations are greater than [* * *] of the total Outbound InterMTA Service MOUs.

(4)

Low Wireline Trigger: The rates and credits for the Low Wireline Trigger apply when the Outbound InterMTA Service MOUs sent to wireline destinations is less than [* * *] of the total Outbound InterMTA Service MOUs.

(5)

High Rural OCN Trigger: The rates and credits for the High Rural OCN Trigger apply when more than [* * *] of all Outbound InterMTA Service MOUs terminate to Qualified Rural OCNs; provided, however, that Outbound InterMTA Service MOUs terminating to the following carriers or their affiliates shall not be deemed to be terminating to a Rural OCN for the purposes of this Rate Adjustment:

a.	[* * *];
b.	[* * *];
c.	[* * *];
d.	[* * *];
e.	[* * *]; and
f.	[* * *].
(6)

High SWBT Traffic Trigger: The rates and credits for the High SWBT Traffic Trigger apply when the percentage of Inbound Tandem IXC Service MOUs in the SWBT territories of ATT is greater than [* * *] of all Inbound Tandem IXC Service MOUs.

(7)

Low SWBT Traffic Trigger: The rates and credits for the Low SWBT Traffic Trigger apply when the percentage of Inbound Tandem IXC Service MOUs in the SWBT territories of ATT is less than [* * *] of all Inbound Tandem IXC Service MOUs.

Rate Calculations and Definitions

(1)	Standard MOUs: Any MOU that does not meet one of the following Rate Definitions.
(2)	Excess Outbound IntraMTA Service MOUs: The total Outbound IntraMTA Service MOUs in a given month minus [* * *] times the total Outbound 8YY Service MOUs in that month.
(3)	Excess Outbound 8YY Service MOUs: The total Outbound 8YY Service MOUs in a given month minus [* * *] times the total Outbound IntraMTA Service MOUs in that month.
(4)

Excess Wireline MOUs: The number of Outbound InterMTA Service MOUs sent to wireline destinations in a given month that are equal to or greater than [* * *] of the total Outbound InterMTA Service MOUs for that same month.

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(5)

Excess Wireless MOUs: The number of Outbound InterMTA Service MOUs sent to wireless destinations in a given month that are equal to or greater than [* * *] of the total Outbound InterMTA Service MOUs for that same month.

(6)

Excess Rural MOUs: The number of Outbound InterMTA Service MOUs sent to a Rural OCN in a given month that are equal to or greater than [* * *] of the total Outbound InterMTA Service MOUs during that same month.

(7)

Excess SWBT MOUs: The number of Inbound Tandem IXC Service MOUs to the SWBT territories of ATT in a given month that are equal to or greater than [* * *] of all Inbound Tandem IXC Service MOUs for that same month.

(8)

Excess Non-SWBT MOUs: The number of Inbound Tandem IXC Service MOUs to the SWBT territories of ATT in a given month that are equal to or less than [* * *] of all Inbound Tandem IXC Service MOUs for that same month.

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 5

Outbound IntraMTA Service

NPA-NXX Rate Schedule

File Name “T-Mobile_LTS_Routing_order_05_01_2015.zip” that is 7mb that the Parties confirmed via e-mail on June 24, 2015.

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 6

Fraud Prevention

1.	Introduction

This Fraud Prevention Exhibit sets forth the procedures and methodologies to be followed by the Parties with respect to the term of PSTN SA respect to fraud prevention and detection.  Provider plans to use the Equinox Telelink analytics reporting system, which via its Dynamic Fraud Detect functionality, detects and reports on fraud on a continuous basis.

Specifically, Provider will perform the following fraud detection functionality.

2.	Fraud Detection Overview:
A.

Provider Tools.  Provider will implement tools in its network designed to detect calls that are fraudulent (the “Fraud Tools”).  Such Fraud Tools include systems provided by third parties (e.g., Equinox, Freeswitch call switching systems) that are in turn integrated with Provider’s Sonus switching network to detect, manage and or block fraudulent traffic.

As of the SA Effective Date, T-Mobile has reviewed the Provider Fraud Tools and the associated deployment timeline that will be be provided in accordance with this Schedule.

During the development and deployment of the Fraud Tools, T-Mobile and Provider have agreed to jointly develop fraud detection algorithms to ensure they meet T-Mobile’s detection requirements.  T-Mobile will also work with Provider on an on-going basis to continuously develop the detection algorithms to ensure they adequately detect and contain fraudulent traffic during the Term.

B.

The Provider will use the Fraud Tools to identify the destination or originating number that is associated with fraudulent traffic flow and depending on the nature of the fraudulent traffic automatically trigger the following call flow intervention or call blocking treatment options, at T-Mobile’s sole discretion:

i.

Call Blocking: Provider’s switching system will automatically apply the blocking, options will be provide to block all calls or call gap to restrict volume of traffic to/from the destination or originating numbers associated with the fraudulent traffic.

ii.

Call Whisper. IVR functionality will be inserted into a whisper message (i.e., the whisper message could be associated with the call randomizer or call blocking functions, or could be another message directed by T-Mobile informing the calling or called party of certain information).

iii.

Call Randomizer. IVR functionality will be inserted into call flow to by asking the calling party to enter a randomly generated mutli-digit code to detect if suspected fraudulent call is originating from a person, if affirmed the call will then be terminated to called party, calls not originating from a person will be disconnected.

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

The above capability may additionally include the capability of these various functions on an end user basis (i.e., to support the call blocking functionality as directed by individual end users of T-Mobile) as mutually agreed by the Parties.

C.	Provider plans to deploy the above Fraud detection functionality to manage and contain fraudulent traffic originating or terminating within the T-Mobile network by July 30, 2015.

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 7

ASR Rate for each Service and each OCN

To be completed as set forth in this SA

[* * *] The confidential content of this Exhibit 10.2 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.